EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of September 21, 2007 (the “Effective Date”) is entered into by and between TIDELANDS OIL & GAS CORPORATION, a Nevada limited liability company (the “Company”), and  JULIO BASTARRACHEA (“Executive”).

RECITAL

The Company desires to employ Executive, and Executive desires to be employed by the Company, in accordance with and subject to the terms and conditions set forth herein.

AGREEMENT

Accordingly, the parties hereby agree as follows:

1.  Term.  Subject to Section 4, the Company hereby employs Executive, and Executive hereby accepts employment by the Company, to render services on behalf of the Company in the position and with the duties and responsibilities described in Section 2 for the period commencing on the date of this Agreement and continuing in effect for a period of three (3) years (the “Term”).  The Company and Executive may extend the Term of this Agreement by mutual written agreement.

2.  Position, Duties, Responsibilities.  Executive shall be employed by the Company as  Vice President – Mexico reporting directly to the President of the Company.  Executive shall devote Executive’s best efforts and Executive’s full time and attention to the performance of the services customarily incident to such offices (collectively, the “Services”).  Executive acknowledges that the Services may include services for other entities, as directed by the Board of Directors.  Executive and Executive’s wholly owned Mexican entity, KIINERA, S.A. de C.V. specifically agree to be bound by the covenants contained in Sections 4, 9 and 11 of the Independent Consulting Agreement between Company and Frontera Pipeline, LLC as described in said agreement. Executive shall be based at such place(s) as mutually agreed between the Company and Executive.

3.  Compensation, Benefits, Expenses.

3.1.  Salary.  In consideration of the Services to be rendered hereunder, Executive shall receive an annual salary in the amount of One Hundred Sixty-eight Thousand Dollars ($168,000), payable directly to Executive in semi-monthly installments of $2,600 and to Executive’s wholly owned Mexican entity, KIINERA, S.A. de C.V. in monthly installments of $8,800, all in accordance with the Company’s standard payroll policies including compliance with applicable withholding requirements. At the request of Executive but subject to the approval of the Board of Directors, the Company may increase the cash salary payable under this Section 3.1 with commensurate decrease in the equity compensation payable for the respective annual period under Section 3.2.  The first and last payment by the Company to Executive will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

3.2.  Equity Compensation.  The first year during the term of this Agreement, the Company will issue Executive shares of  S-8 common stock with a value of Fifty Thousand Dollars ($50,000), valued  as of September 21 of each year of this Agreement or the next closest trading day if September 21 falls on a weekend or holiday.  In each succeeding annual period of this Agreement, the Company will issue Executive of shares of S-8 common stock with values as follows:

Year Two:        $100,000 – valued on the date of annual grant,

Year Three:      $150,000 – valued on the date of annual grant.

The Executive may also be eligible to receive stock option grants from time to time in the sole discretion of the Board of Directors.

3.3.  Benefits.  The Company shall provide Executive with the right to participate in and to receive benefits from all present and future life, accident, disability, medical, pension, stock and savings plans and all similar benefits made available generally to all employees of the Company.  Executive shall be entitled to the twenty (20) days of vacation annually, which shall accrue in equal monthly installments. .

3.4.  Expenses.  The Company shall reimburse Executive for reasonable and properly documented travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with the Company’s general policies, as they may be amended from time to time during the course of this Agreement. The Company shall also reimburse Executive $950 in monthly housing allowance to maintain living quarters in Mexico City, Mexico for the convenience of the Company.

4.  Termination of Employment.

4.1.  By Death.  The Term shall terminate automatically upon the death of Executive.  The Company shall pay to Executive’s beneficiaries or estate, as appropriate, the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation), and reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.4.  Thereafter, the Company’s obligations hereunder shall terminate.  Nothing in this Section 4.1 shall affect any entitlement of Executive’s heirs to any vested benefits of Executive or to the benefits of any life insurance plan.

4.2.  By Disability.  If, in the sole and reasonable opinion of the Board of Directors, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than ninety (90) days in the aggregate in any twelve-month (12-month) period, then, to the extent permitted by law, the Term shall terminate on, and the Company shall pay to Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation), and reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.4, in each case through the last day of the month in which the 90th day of incapacity occurs.  Thereafter the Company’s obligations hereunder shall terminate.  Nothing in this Section 4.2 shall affect Executive’s rights to any vested benefits of Executive or under any disability plan in which he is a participant.

4.3.  By the Company with Cause.  The Company may terminate, without liability, the Term with Cause (as defined below) solely pursuant to this Section 4.3.  In the event the Company intends to terminate Executive with Cause, the Company may thereupon terminate Executive’s employment with Cause immediately upon notice to Executive.  In such event, the Company shall (i) pay Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation); and (ii) reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.4, in each case through the end of the day on which the Company terminates Executive.   Thereafter the Company’s obligations hereunder shall terminate.  Nothing in this Section 4.3 shall affect Executive’s rights to any benefits vested as of the date of termination.

Termination shall be with “Cause” if:

(a)  Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud, or embezzlement;

(b)  Executive engages in malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally;

(c)  Executive willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within thirty (30) days after written notice to Executive from the Company; or

(d)  Executive materially breaches any term of this Agreement which breach is not cured within thirty (30) days after written notice to Executive from the Company.

4.4.  Without Cause.  At any time, either the Company or Executive may terminate the Term for any reason, without Cause, by giving fifteen (15) days’ advance written notice to the other party.  In the event that Executive’s employment is terminated by either party pursuant to this Section 4.4, the Company shall:  (i) pay Executive the compensation to which Executive is entitled pursuant to Section 3.1(a) (including any accrued vacation) through the end of the day on which Executive’s employment is terminated; and (ii) reimburse Executive for any expenses properly incurred by Executive pursuant to Section 3.4 through the end of the day on which Executive’s employment is terminated.  In the event that Executive’s employment is terminated by the Company without Cause pursuant to this Section 4.4, the Company shall also pay Executive the severance payment as set forth in Section 5.  Thereafter the Company’s obligations hereunder shall terminate.  Nothing in this Section shall affect Executive’s rights to any benefits vested as of the date of termination (including, without limitation, stock options that have vested).

5.  Severance.

5.1.  Without Cause.  In the event Executive’s employment with the Company is terminated by the Company without Cause as set forth in Section 4.4 above, the Company shall continue to pay Executive (i) his base salary on a semi-monthly basis plus (ii) the annual equity grant of shares as set froth in Section 3.2 for the remainder of the Term (or the remainder of any written extension of the Term) as severance in return for a written release of any and all claims against the Company.  Executive shall be under no obligation to mitigate severance and any income or future employment of Executive with another company shall not offset or reduce the severance payments due under this Section 5.

6.  Assignment; Successors and Assigns.  Each party agrees that such party will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall such party’s rights be subject to encumbrance or the claims of creditors.  Any purported assignment, transfer, or delegation thereof shall be null and void.  Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

7.  Notices.  Unless otherwise agreed to, all notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if: (a) delivered personally (effective upon delivery); (b) mailed by certified mail, return receipt requested, postage prepaid (effective five (5) business days after dispatch); (c) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day); or (d) sent by facsimile (effective upon electronic confirmation of valid transmission of the facsimile).

All notices and other documents hereunder shall be given to the Company at:

Tidelands Oil & Gas Corporation
1862 W. Bitters Rd.
San Antonio, TX 78248

and to the Executive at the address of record on file with the Company.

Notice of change of address shall be effective only when done in accordance with this Section 7.

8.  Governing Law.  The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Texas, without giving effect to its conflict of laws rules.

9.  Outside Activities of Executive.  The Company acknowledges that Executive has commitments and business activities not related to the Company and that certain of these commitments and business affairs involve activities in the oil, gas and real estate industries. There shall be no restriction on Executive’s ability to fulfill such commitments or engage in such business activities.

10.  Confidentiality.  Executive agrees that all confidential and proprietary information relating to the business of the Company shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by a Company's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

11.  Indemnification. In addition to any rights to indemnification to which Executive is entitled to under the Company's Articles of Incorporation and Bylaws, the Company shall indemnify Executive at all times during and after the term of this Agreement to the maximum extent permitted under Nevada Revised Statutes or any successor provision thereof and any other applicable state law, and shall pay Executive's expenses in defending any civil action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

12.  Entire Agreement.  The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.  The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

13.  Amendments; Waivers.  This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive.  By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

14.  Severability; Enforcement.  If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction or by arbitrator(s) to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

15.  Executive Acknowledgment.  Executive acknowledges (i) that Executive has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that Executive has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Executive’s own judgment.

16.  Counterparts.  This Agreement may be signed in multiple counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.  Facsimile signatures shall create a valid and binding obligation of the party executing this Agreement with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the date first written above.

TIDELANDS OIL & GAS CORPORATION, a Nevada limited liability company

                                                                                                      /s/ James B. Smith
                                                                             Name: James B. Smith
                                                                                                      Title: President

EXECUTIVE:

                                                                              /s/ Julio Bastarrachea
                                                                              Julio Bastarrachea, an individual

KIINERA, S.A. de C.V.

/s/ Julio Bastarrachea
Julio Bastarrachea, Director General